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                                                            [NSC-____-8584]

                      NORFOLK SOUTHERN RAILWAY COMPANY














ISSUED: June 23, 1997                       EFFECTIVE: August 25, 1997

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                                                                EXHIBIT 10.41

                     C O N F I D E N T I A L

                RAILROAD TRANSPORTATION CONTRACT


     This Railroad Transportation Contract (this "Contract"), is made pursuant to 49 U.S.C. Section 10709, as of June 23,1997, by and between COGENTRIX OF NORTH CAROLINA, INC. ("Industry"), having a business address at 9405 Arrowpoint Boulevard, Charlotte, NC 28273-8110 and NORFOLK SOUTHERN RAILWAY
COMPANY. and its subsidiary railroads ("Carrier"), having a business address at 110 Franklin Road, Roanoke, VA 24042-0026.


     1.   Effective Date.

     This Contract shall take effect on August 25, 1997
(the "Effective Date").

     2.   Term.

     This Contract will be effective from the Effective Date and shall expire at midnight on December 15, 2002. Notwithstanding the foregoing, Industry and Carrier acknowledge and agree that, pursuant to the Power Purchase Agreement (the "PPA") between Industry and Carolina Power & Light Company ("CP&L") relating to Industry's cogeneration facility in Roxboro, NC (the "Facility"), CP&L has the right to reject this Contract and enter into a replacement contract for the transportation of coal to the Facility. Accordingly, and notwithstanding anything contained herein to the contrary, in the event CP&L exercises its right to reject this Contract and enter into a replacement contract for the transportation of coal to the Facility pursuant to the PPA, then this Agreement shall terminate automatically on December 31, 1997 and thereafter be of no further force and effect. Industry agrees to notify Carrier of CP&L's decision promptly after receipt of notice thereof from CP&L, but in no event later than December 31, 1997.

     3.   Commodity, Origins Destination, Rates and Car Type.

     Carrier, acting solely as a contract carrier, agrees to transport the Commodity from the Origins to Industry's off-loading facility at the Destination via Carrier routes and at the Yearly Rates specified below:

          A.   Commodity:     Coal, STCC 11 212 90, to be
                              consumed at Destination.

          B.   Route:         Carrier-Direct.

          C.   Car Type:      Carrier-Supplied open Top Hopper Cars.

          D.   Destination:   Industry's Facility in Roxboro, NC.

          E.   Origins and Rates (See Notes 1-2 below):
Origin
District    CY 1997   CY 1998   CY 1999   CY 2000   CY 2001   CY 2002
--------    -------   -------   -------   -------   -------   -------
Kenova      $[xxx]    $[xxx]    $[xxx]    $[xxx]    $[xxx]    $[xxx]
Thacker     $[xxx]    $[xxx]    $[xxx]    $[xxx]    $[xxx]    $[xxx]

Notes:

<F1>
     1. "CY" shall refer to each calendar year or portion thereof during the term of this Contract.
<F2>
     2.   Rates shown are in dollars per net ton (2,000 pounds avoirdupois).

     3.   Minimum Percentage.

     During each calendar year, or portion thereof, during the term of this Contract (each such period, a "Contract Period"), Industry agrees to ship, pursuant to this Contract, at least 65% of Industry's entire receipts of coal at Industry's Facility located in Roxboro, North Carolina. Surpluses in Contract Periods may not be credited against deficits in other Contract Periods. Shipments of coal by other transportation modes during periods of force majeure, which prevent Carrier from delivering to Industry a supply of coal, shall not be included in the computation of the minimum percentage hereunder. Other than with respect to the percentage requirement set forth above, Carrier acknowledges and agrees that Industry shall not be obligated to ship any minimum amount of coal pursuant to this Contract.

     If Industry fails to meet the percentage provision during a Contract Period, Industry agrees to pay a deficit charge to Carrier. This charge will be computed by multiplying the tonnage shortfall times one-fourth of the applicable rate (as set forth in Section 3.E. above) in effect on the last day of the applicable Contract Period. Industry shall pay this amount to Carrier within sixty (60) days after the end of the applicable Contract Period.

     4.  Force Majeure.

     If because of force majeure, shipments cannot be made or transportation cannot be provided pursuant to this Contract during a Contract Period, and if the affected party promptly gives the other party written notice of such force majeure, then the volume obligation contained in Section 4 shall be adjusted to the extent made necessary by such force majeure, provided, however, that the disabling effect of the force majeure shall be eliminated by the affected party as soon as and to the extent reasonably possible. Shipments that are delayed as a result of force majeure but are, or can be, shipped later during the Contract Period shall not result in any volume adjustment.

                               2

--------------
[xxx] These portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment.

     The term force majeure, as used herein, shall mean any cause which is not reasonably within the control of a party, and the adverse effects of which are not due to the fault or negligence of said party. Force majeure shall include, but not be limited to, Acts of God, riot, insurrection, war, fire, flood, explosion, labor dispute, orders or acts of military or civil authority, mechanical breakdown of equipment vital to the loading or unloading operation and acts or disabilities of Carrier including derailment, and inability to obtain governmental permits or approvals required by law and necessary to the transporting, storing or handling of coal.

     The party claiming force majeure shall, within five (5) business days after it learns of the existence of a force majeure condition, notify the other party hereto of said condition, and will similarly notify the other party within two (2) business days of the termination or expiration of each such force majeure condition.

     5.   Verification.

     Within thirty (30) days after the end of each Contract
Period, Industry shall send a certified statement to Carrier that must include the following:

          (i) the total number of tons of coal which Industry actually received by all transportation modes from all originating points (whether an Origin listed under this Contract or otherwise) at Industry's Facility at Roxboro, NC, as adjusted in accordance with Section 3 and 4 of this Agreement;

          (ii) the number of tons of coal which Industry shipped under this Contract; and

          (iii) the amount of coal shipped under this Contract, expressed as a percentage of the total amount of coal received at Industry's Facility in Roxboro, NC.

     Industry agrees to allow carrier to inspect the records of Industry to verify compliance with the percentage provision. Industry will allow Carrier one (1) year from the last day of the appropriate Contract Period to make such inspection and such inspection shall be binding on the parties unless Industry disputes the results of such inspection by extending a written notice to Carrier within thirty (30) days from receipt of inspection results. Upon such dispute, Industry may select a third party, mutually satisfactory to the parties hereto, to make an additional inspection at Industry's sole expense. If Carrier and Industry are still in disagreement after receiving the report of the third party, the disagreement shall be resolved under the Commercial Arbitration Rules of the American Arbitration Association.

     6.   Incorporation of Tariffs, Rules, Etc.

     Shipments of Commodity moving under the terms of this Contract are subject to all government, AAR and carrier rules, including NS Conditions of Carriage No. 2, which is attached hereto and incorporated herein as Exhibit A, that would apply if

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this Contract were not in effect; provided, however, that where any such rule conflicts with the provisions of this Contract, the provisions of this Contract shall control and govern.

     7.   Car Supply.

     Carrier does not guarantee car supply, but will furnish cars in accordance with the common carrier standard.

     8.  Agent.

     In the event that Industry does not ship to itself from Origins to Destination, and strictly for purposes of this Contract, any third party performing any obligation of Industry under this Contract is considered as its agent.

     9.  Confidentiality.

     The parties shall not disclose the terms of this Contract to a third party without the prior written consent of the other party except: (1) as required by law or regulations, (2) as required or permitted by AAR Rule, (3) to an inspection bureau,
(4) to a parent, subsidiary, affiliated company, (5) to CP&L in connection with its right to approve this contract under the PPA, or (6) to any other entity to the extent such disclosure may be required in connection with any financing or proposed financing of any of Industry's facilities.

     10.  Restrictions.

          A. No transit, diversion, or reconsignment privileges are granted.

          B. This contract may not be used in connection with a prior or subsequent rail movement of the Commodity without the written consent of Carrier, except if otherwise provided herein.

          C. Any notices given under this Contract must be in writing and shall be deemed to be given when posted by U.S. Mail properly addressed to the other party hereto at the address of such party as set forth in the preamble of this Contract.

          D. The parties rely on the individual credit of each other by entering into this Contract which may not be transferred or assigned without the written permission of the other party(ies) hereto. Subject to the foregoing, this Contract will inure to the assignees and successors of the parties.

          E. The failure of a party to enforce any provision of this Contract or to prosecute any default will not be considered as a waiver of that provision or bar to prosecution of that default unless so indicated in writing.

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     11.  Governing Law.

     This Contract shall be governed by and construed in accordance with the laws of the state of North Carolina to the extent not governed by and construed in accordance with Federal
Law.

     12.  Consent and Agreement.

     If requested by Industry in connection with the financing arrangements relating to the Facility, Carrier agrees to execute a "Consent and Agreement" subsequent to the execution of this Agreement in a form mutually satisfactory to the parties hereto.

     13.  Entire Understanding and Execution.

     This Contract constitutes the entire understanding of the parties and may not be modified without the written consent of both parties. It has been executed by the authorized officials of the parties on the date shown above.

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     IN WITNESS WHEREOF, the parties hereto have caused this
Contract to be executed by their duly authorized representatives as of the day and year first above written.


                         COGENTRIX OF NORTH CAROLINA, INC.


                         By:  /s/ Ronald A. Munse
                         Title:  Vice President, Fuels & Transportation


                         NORFOLK SOUTHERN RAILWAY COMPANY


                         By:  /s/ Mark H. Bower
                         Title:  Assistant Vice President, Export and
                                 Metallurgical Coal Marketing

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                            EXHIBIT A

     See "NS Conditions of Carriage No. 2" attached hereto.

                NORFOLK SOUTHERN RAILWAY COMPANY




                  NS CONDITIONS OF CARRIAGE # 2




                    COAL, COKE and IRON ORE




                   Effective February 20, 1996








                               Issued By:

                       Coal Marketing Department
                      Norfolk Southern Corporation
                       110 Franklin Road, S. E.
                      Roanoke, Virginia 24042-0026




                                                           Page 1
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     NS CONDITIONS OF CARRIAGE FOR COAL, COKE AND IRON ORE


CONDITION 1 -- SUBSIDIARIES AND AFFILIATED CARRIERS

     These   conditions  apply  to  Norfolk  Southern   and   the
subsidiaries and affiliated carriers listed here. References to "NS" include the listed carriers:


          Norfolk Southern Railway Company
          Alabama Great Southern Railroad Company, The
          Atlantic and East Carolina Railway Company
          Camp Lejeune Railroad Company
          Chesapeake Western Railway
          Cincinnati, New Orleans and Texas Pacific Railway Company, The Central of Georgia Railroad Company, The
          Georgia Southern and Florida Railway Company
          Norfolk and Western Railway Company
          State University Railroad Company
          Tennessee, Alabama & Georgia Railway Company
          Tennessee Railway Company


CONDITION 5 -- GENERAL APPLICATION

     These Conditions apply to the transportation in interstate and intrastate commerce of coal, coke and iron ore on NS by NS. If a movement is covered by a bilateral transportation contract that incorporates these Conditions, either specifically or by general incorporation, then these Conditions will apply to that movement. Specific quotations and tariffs constitute unilateral offerings of rates and terms, including these Conditions, for the movement of coal, coke and iron ore on NS whether NS is the origin carrier or is a connecting carrier in a joint single factor rate.

     However, if there are provisions in an applicable contract, tariff or quotation that are inconsistent with the terms of these Conditions, the terms of the applicable contract, tariff or quotation shall govern.

CONDITION 10  --  APPLICATION OF REFERENCED TARIFFS AND PUBLICATIONS

     These Conditions incorporate and include the provisions of the following tariffs and

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publications (and their successor publications):

     Open and Prepay Station List OPSL 6000-Series
     Standard Transportation Commodity Code STCC 6001-Series
     Official Railway Equipment Register RER 6412-Series
     NS Mileage RPS 6301-Series
     Uniform Freight Committee UFC 6000-Series
     NS Switching NS 8001
     Demurrage Rules and Charges -- RPS 6004-Series and RPS 6008-Series Weighing and Reweighing NS 9790-Series
     Storage and Reshipment - NS Tariff - 4219-A
     Diversion and Reconsignment - NS Tariff -  9037-I
     Rules and Regulations - NS Tariff - 9219-B

CONDITION 15 -- ABSORPTION OF CONNECTING LINES SWITCHING CHARGES

     Rates incorporating these Conditions will include full absorption by NS of reciprocal switching charges of switch carriers connecting with NS.

CONDITION 20 -- BILL OF LADING

     Transportation by NS under these Conditions shall be subject to the terms of the Uniform Bill of Lading as contained in the Uniform Freight Classification UFC 6000-Series, as modified from time to time.

CONDITION 25 -- LOADING

     The consignor/shipper shall load tendered rail cars to full visible capacity unless NS advises otherwise, shall load in accordance with the provisions of any applicable contract, quotation or tariff, and shall notify NS when the cars are loaded.

CONDITION 30 -- TRANSPORTATION

     NS will arrange for reasonable transportation and delivery in accordance with instructions shown on the Bill of Lading and other conditions mutually agreed upon by the parties. Separate services not covered by the Bill of Lading or applicable contract must be arranged for separately with NS by the consignor or consignee.

CONDITION 35 -- UNLOADING

     Upon arrival and placement of rail cars for unloading at destination, the consignee will be responsible for unloading cars in a manner that does not damage equipment and for releasing cars in a condition suitable for reloading by another shipper. If consignee fails to remove all lading or
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other  material from a car, the car shall not  be  considered  as released and shall remain on applicable demurrage or detention until consignee releases the car in clean condition. If a car is not properly cleaned, but is released and removed, then the railroad discovering such failure may undertake to remedy such failure and the consignee will be responsible for reimbursement to the railroad for the cost, including associated switching.

     In order for cars to be released, consignee must advise the agent of the delivering railroad by telephone, or by fax on a mutually agreed form, that the cars are unloaded and available. Consignee must provide the name of the person furnishing the car initials and numbers.

CONDITION 40 -- APPLICABLE TRANSPORTATION CHARGES

     The charges applicable to the transportation from origin to destination will be those contained in the applicable contract, tariff or quotation in effect on the shipping date, as reflected on the Bill of Lading.

CONDITION 45 -- PAYMENT AND CREDIT

     The shipper or consignee holding the applicable contract or shipping under a tariff or quotation shall be liable to NS for payment of the transportation charges applying on a shipment delivered by NS. If credit is established by NS for the party responsible for payment, the credit period shall be 15 days from delivery of the shipments, unless otherwise agreed by the parties. If no approved credit has been established and the charges have not been prepaid, NS may require payment, or guarantee of payment, before making delivery.

     Placement of cars by NS under a credit agreement shall be deemed acceptance of the shipment. Acceptance of the shipment shall be deemed acceptance of responsibility for payment of all charges occurring on the shipment, including detention and switching services performed at destination. All payments shall be in U.S. money and will not be reduced to offset claims, damages to property, or for other reasons.

CONDITION 50 -- CARRIER LIABILITY FOR LOSS OR DAMAGE TO LADING

     NS will assume liability for loss and damage under the terms of 49 USC 11706 and the terms of the Uniform Bill of Lading, provided that where provisions maintained by other railroads in the through route differ, then the rules of the origin carrier will apply.